Exhibit 23(a)

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Goodrich Corporation of our report dated February 9, 2004, except for Note W, as to which the date is February 23, 2004, included in the 2003 Annual Report to Shareholders of Goodrich Corporation.

We also consent to the incorporation by reference of our report dated February 9, 2004, except for Note W, as to which the date is February 23, 2004, with respect to the consolidated financial statements incorporated herein by reference, in the following Registration Statements and in the related Prospectuses:

Registration
Number	Description of Registration Statement	Filing Date

33-49052	The B.F.Goodrich Company Key Employees’ Stock Option Plan – Form S-8	June 26, 1992

333-03293	The B.F.Goodrich Company Stock Option Plan – Form S-8	May 8, 1996

333-19697	The B.F.Goodrich Company Savings Benefit Restoration Plan – Form S-8	January 13, 1997

333-53879	Directors’ Deferred Compensation Plan – Form S-8	May 29, 1998

333-53881	Rohr, Inc. 1982 Stock Option Plan,	May 29, 1998
Rohr, Inc. 1989 Stock Incentive Plan and
Rohr, Inc. 1995 Stock Incentive Plan – Form S-8

333-76297	Coltec Industries Inc. 1992 Stock Option Plan	April 14, 1999
Coltec Industries Inc. 1994 Stock Option Plan for Outside Directors – Form S-8

333-77023	The B.F.Goodrich Company Stock Option Plan – Form S-8	April 26, 1999

333-60210	The B.F. Goodrich Company Stock Option Plan – Form S-8	May 4, 2001

333-60208	The B.F. Goodrich Company Employee Stock Purchase Plan – Form S-8	May 4, 2001

333-98165	Shelf Registration for Debt Securities, Series Preferred Stock, Common Stock, Stock Purchase Contracts and Stock Purchase Units – Form S-3	August 15, 2002

333-107866	Goodrich Corporation Employees’ Savings Plan – Form S-8	August 12, 2003

333-107867	Goodrich Corporation Wage Employees’ Savings Plan – Form S-8	August 12, 2003

333-107868	Goodrich Corporation Savings Plan For Rohr Employees – Form S-8	August 12, 2003

333-109247	Goodrich Corporation Directors’ Deferred Compensation Plan – Form S-8	September 29, 2003

/s/ Ernst & Young LLP

Charlotte, North Carolina February 23, 2004